Exhibit 99.1

Contacts:
Jay Carlson	Stephanie Diaz (Investors)	Tim Brons (Media)
Peregrine Pharmaceuticals, Inc.	Vida Strategic Partners	Vida Strategic Partners
(800) 987-8256	415-675-7401	415-675-7402
info@peregrineinc.com	sdiaz@vidasp.com	tbrons@vidasp.com

Peregrine Pharmaceuticals Reports Financial Results for Second Quarter of Fiscal Year 2016 and Recent Developments

--Peregrine and AstraZeneca Expand Immuno-Oncology Collaboration and Plan Phase II NSCLC Trial--

--Phase III SUNRISE Clinical Trial Expected to Complete Enrollment in Coming Weeks While New Clinical Trials are Being Initiated--

--Peregrine Closes $20 Million Financing to Support Late-Stage Clinical Trials--

--Biomanufacturing Business, Avid Bioservices, Posts Strong Quarter with a 52% Increase in Revenue --

--New State-of-the-Art Production Facility Ready for Initial Phase of GMP Manufacturing--

TUSTIN, Calif., December 10, 2015 – Peregrine Pharmaceuticals, Inc. (NASDAQ:PPHM) (NASDAQ:PPHMP), a biopharmaceutical company focused on developing therapeutics to stimulate the body's immune system to fight cancer, today announced financial results for the second quarter of fiscal year (FY) 2016 ended October 31, 2015, and provided an update on its advancing clinical pipeline and other corporate developments.

Highlights Since July 31, 2015

"I am pleased to report that we are nearing completion of enrollment for our Phase III SUNRISE trial with over 90% of the intended number of patients enrolled. We have also made substantial progress toward initiating several new trials including a Phase II/III breast cancer study and a Phase II NSCLC trial in combination with AstraZeneca’s anti-PD-L1 antibody, durvalumab," said Steven W. King, president and chief executive officer of Peregrine. “Our goal is to transition our leading SUNRISE clinical sites into our new Phase II NSCLC trial which should significantly expedite study start-up activities. We are encouraged by the fact that a number of investigators from hospitals that participated in the SUNRISE trial have already enthusiastically agreed to participate in our upcoming NSCLC trial.”

“As treatment paradigms shift to incorporate new drugs, it is clear that both chemotherapy and immuno-oncology agents will continue to be critical to patient care. Taken together, we believe our SUNRISE trial, as well as the newly planned breast and lung cancer trials will allow us to maximize the potential of bavituximab in both settings,” said Joseph Shan, vice president of clinical and regulatory affairs of Peregrine. “We are committed to continuing to identify new potential indications, patient populations and therapies that can benefit from combination treatment with bavituximab. From what we have seen to date in our preclinical and translational studies, the opportunity appears vast, and we are hard at work converting the most promising prospects into true value.”

Clinical Development Highlights

•	As of today, more than 90% of the planned number of patients have been enrolled in the Phase III SUNRISE trial, representing a sufficient number of patients required to trigger the two pre-planned interim analyses as well as the final analysis for trial unblinding. The company expects to reach the trial’s estimated enrollment of 582 patients in the coming weeks.

•	Peregrine and AstraZeneca expanded their cancer immunotherapy clinical trial collaboration to evaluate bavituximab in combination with AstraZeneca’s investigational anti-PD-L1 immune checkpoint inhibitor, durvalumab (MEDI4736). The companies are currently planning a global Phase II study in patients with previously treated squamous or non-squamous NSCLC, as well as a Phase I/Ib trial that will evaluate the safety and efficacy of bavituximab in combination with durvalumab and chemotherapy in multiple solid tumors. The company expects the Phase II study to be initiated in early 2016 with the Phase I/Ib study beginning later in 2016.

•	Peregrine continues to finalize plans for its Phase II/III trial to evaluate bavituximab with chemotherapy combinations in HER2-negative metastatic breast cancer. This trial is on track to be initiated by the end of calendar year 2015.

Supportive Research Highlights

•	Positive results were presented at the 2015 annual meeting of the Society for Immunotherapy of Cancer (SITC) from multiple new preclinical studies demonstrating enhanced anti-tumor activity and immune activation for combinations of a preclinical bavituximab equivalent and checkpoint inhibitors such as anti-PD-1 and anti-CTLA-4 in preclinical models of breast cancer and melanoma. Additionally, the company announced preliminary results for a new clinical test specifically designed to illustrate how bavituximab modulates immune responses in the tumor microenvironment.

•	New data presented at the International Association for the Study of Lung Cancer's (IASLC's) World Conference on Lung Cancer (WCLC) from a translational study of bavituximab demonstrated the ability of bavituximab, alone or in combination with docetaxel, to induce signs of immune activation in non-small cell lung cancer (NSCLC) patient-derived tumor samples, particularly when there was negative PD-L1 expression in the tumor sample. These data further support the potential mechanistic synergies for bavituximab with chemotherapy and checkpoint inhibitors targeting the PD-1/PD-L1 pathway.

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•	Summary data presented at the Combination Immunotherapy Strategies session at the 10th Annual Immunotherapy and Vaccine Summit (ImVacS), highlighted key findings from several recent bavituximab-focused studies including: the potential of bavituximab to shift the tumor microenvironment from immuno-suppressive in which tumors evade immune detection to a state of immune activation in which the immune system recognizes and fights the tumor; bavituximab's potential to increase the number of activated CD8+ cells in the tumor, which stimulates PD-1 expression, potentially increasing the number of patients able to respond to PD-1 and PD-L1 targeting immunotherapies; and, results from several clinical and preclinical studies in a range of tumor types showing that bavituximab and bavituximab-like antibodies, in combination with conventional therapy, have consistently demonstrated Kaplan-Meier graphs that follow the classic immunotherapy survival plateau.

Corporate Highlights

•	Peregrine closed a registered direct offering to a single institutional investor raising $20 million dollars. The funds raised from this financing will support the ongoing Phase III SUNRISE trial, and newly planned later-stage company-sponsored trials in breast cancer and NSCLC.

Avid Bioservices Highlights

“Our contract manufacturing business continues to strengthen with a 52% current quarter increase in revenue compared to the prior year period and year-to-date growth of 61%,” stated Paul Lytle, chief financial officer of Peregrine. “Our new state-of-the-art manufacturing facility is now ready for the initial phase of GMP manufacturing and demand for Avid’s capacity continues to grow with our current backlog now at $49 million. Given the revenue growth and committed backlog, we are increasing our contract manufacturing revenue guidance to a range of $35 to $40 million for the full-year 2016.”

•	During the second quarter of FY 2016, Avid Bioservices achieved record-breaking revenues generating approximately $9.5 million dollars, a 52% increase in revenue compared to the same quarter in the prior year.

•	Avid’s new manufacturing facility is now ready for the initial phase of GMP manufacturing. The state-of-the-art facility will accommodate single use bioreactors (SUBs) at up to 2,000 liter scale. Upcoming production runs will support late stage clinical development as well as process validation activities in anticipation of bavituximab and other client commercial product needs. The facility has the capacity to potentially generate approximately $40 million in new revenue annually.

•	Contract manufacturing committed backlog reached $49 million from existing customers covering services to be completed in FY 2016 and into FY 2017.

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Financial Results

Total revenues for the second quarter of FY 2016 were $9,523,000, compared to $6,300,000 for the same quarter of the prior fiscal year. The increase was attributed to an increase in contract manufacturing revenue generated from Avid Bioservices.

Contract manufacturing revenue from Avid's clinical and commercial biomanufacturing services provided to its third-party clients for the second quarter FY 2016 were $9,523,000, compared to $6,263,000 for the same quarter of the prior fiscal year. Peregrine expects third-party contract manufacturing revenue for the entire fiscal year to be between $35 million and $40 million, compared to previous guidance of $30 million to $35 million during last quarter’s earnings call. In addition to providing biomanufacturing services to its third-party clients, Avid will continue to support the clinical development and potential commercialization of bavituximab.

Total costs and expenses in the second quarter of FY 2016 were $23,347,000, compared to $18,437,000 in the second quarter of FY 2015. This increase was primarily attributable to current quarter increases in research and development expenses associated with the SUNRISE Phase III trial, newly planned later-stage company-sponsored trials in breast cancer and NSCLC, and an increase in the cost of contract manufacturing associated with higher reported revenue. For the second quarter of FY 2016, research and development expenses were $14,190,000, compared to $10,003,000 for the second quarter of FY 2015. For the second quarter of FY 2016, cost of contract manufacturing was $4,741,000, compared to $4,139,000 for the second quarter of FY 2015.

Peregrine's consolidated net loss attributable to common stockholders was $14,578,000, or $0.07 per share, for the second quarter of FY 2016, compared to a net loss attributable to common stockholders of $13,131,000, or $0.07 per share, for the same prior year quarter.

Peregrine reported $72,005,000 in cash and cash equivalents as of October 31, 2015 compared to $68,001,000 at fiscal year ended April 30, 2015.

More detailed financial information and analysis may be found in Peregrine's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

Conference Call

Peregrine will host a conference call and webcast this afternoon, December 10, 2015, at 4:30 PM ET (1:30 PM PT).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call. To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a pipeline of novel drug candidates in clinical trials focused on the treatment of cancer. The company's lead immunotherapy candidate, bavituximab, is in Phase III development for the treatment of previously treated non-small cell lung cancer (the "SUNRISE trial") along with several investigator-sponsored trials evaluating other treatment combinations and additional oncology indications.  Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. For more information, please visit www.peregrineinc.com.

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Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the company may experience delays in the enrollment of patients in the Phase III SUNRISE trial and that the Phase III SUNRISE trial may not achieve its anticipated enrollment timeline, the risk that the results from the Phase III SUNRISE trial may not support a future Biologics License Application (BLA) submission, the risk that readouts and interim data expected from new clinical trials may not occur within the time frames anticipated, the risk that the company may not have or raise adequate financial resources to complete all of its contemplated clinical trials, the risk that the company may experience delays in initiating its contemplated clinical trials, the risk that data from pre-clinical and translational studies and early stage clinical trials, including ISTs, may not correlate with the results of later stage clinical trials, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers terminates its contract prior to completion. The company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2015 as well as any updates to these risk factors filed from time to time in the company's other filings with the Securities and Exchange Commission. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	THREE MONTHS ENDED OCTOBER 31,		SIX MONTHS ENDED OCTOBER 31,
	2015	2014	2015	2014

REVENUES:
Contract manufacturing revenue	$9,523,000	$6,263,000	$18,902,000	$11,759,000
License revenue	–	37,000	292,000	37,000
Total revenues	9,523,000	6,300,000	19,194,000	11,796,000

COSTS AND EXPENSES:
Cost of contract manufacturing	4,741,000	4,139,000	9,349,000	7,722,000
Research and development	14,190,000	10,003,000	28,108,000	20,204,000
Selling, general and administrative	4,416,000	4,295,000	9,315,000	9,178,000
Total costs and expenses	23,347,000	18,437,000	46,772,000	37,104,000

LOSS FROM OPERATIONS	(13,824,000)	(12,137,000)	(27,578,000)	(25,308,000)

Interest and other income	626,000	37,000	657,000	79,000

NET LOSS	$(13,198,000)	$(12,100,000)	$(26,921,000)	$(25,229,000)

COMPREHENSIVE LOSS	$(13,198,000)	$(12,100,000)	$(26,921,000)	$(25,229,000)

Series E preferred stock accumulated dividends	(1,380,000)	(1,031,000)	(2,413,000)	(1,802,000)

Net loss attributable to common stockholders	$(14,578,000)	$(13,131,000)	$(29,334,000)	$(27,031,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	203,942,411	179,962,275	200,629,892	179,540,265

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.07)	$ (0. 07)	$(0.15)	$(0.15)

-continued-

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2015	APRIL 30, 2015
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,005,000	$68,001,000
Trade and other receivables, net	2,904,000	3,813,000
Inventories	12,554,000	7,354,000
Prepaid expenses and other current assets, net	1,995,000	1,355,000
Total current assets	89,458,000	80,523,000
Property and equipment, net	21,764,000	15,124,000
Other assets	1,435,000	1,817,000
TOTAL ASSETS	$112,657,000	$97,464,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,901,000	$10,385,000
Accrued clinical trial and related fees	6,138,000	3,910,000
Accrued payroll and related costs	4,130,000	4,606,000
Deferred revenue	9,688,000	6,630,000
Customer deposits	14,935,000	11,363,000
Other current liabilities	667,000	437,000
Total current liabilities	42,459,000	37,331,000

Deferred rent, less current portion	972,000	1,098,000
Commitments and contingencies

STOCKHOLDERS’ EQUITY:
Preferred stock – $0.001 par value; authorized 5,000,000 shares; issued and outstanding – 1,577,440 and 1,574,764, respectively	2,000	2,000
Common stock – $0.001 par value; authorized 500,000,000 shares; outstanding – 225,824,551 and 193,346,627, respectively	226,000	193,000
Additional paid-in capital	549,543,000	512,464,000
Accumulated deficit	(480,545,000)	(453,624,000)
Total stockholders’ equity	69,226,000	59,035,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$112,657,000	$97,464,000

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